UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2025, Super League Enterprise, Inc. (the “Company”) entered into an Amended & Restated Exchange Agreement, Consent and Waiver (the “Exchange Agreements”) with certain holders (the “Preferred Stockholders”) of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), pursuant to which the Company and the Preferred Stockholders agreed that in exchange for the shares of Preferred Stock held by the Preferred Stockholder, the Preferred Stockholder would be granted shares of the Company’s newly issued Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”, and the exchange of Preferred Stock for Series B Preferred, the “Exchange”). Up to an aggregate of 16,426 shares of Series B Preferred will be issued pursuant to the Exchange Agreements. For more information on the Series B Preferred, please review Item 5.03, below.

In connection with the issuance of the Series B Preferred, the Preferred Stockholders, among other things: (i) agreed to terminate their additional investment rights granted to them in their respective subscription agreements; (ii) waived any issuances by the Company of securities below the respective prior conversion price floors prior to the Exchange; (iii) waived any incurrence of indebtedness by the Company prior to the Exchange; (iv) agreed, for a period of six months following the date of the Exchange Agreements, to attend any annual or special meeting of the Company’s stockholders and vote their shares in accordance with management’s recommendation; and (v) provided a general release of the Company from any obligations that may exist under the terms of the Preferred Stock.

The Preferred Stockholders include holders of the Company’s (i) Series AA Convertible Preferred Stock (the “AA Preferred”), Series AA-3 Convertible Preferred Stock (the “AA-3 Preferred”), Series AA-4 Convertible Preferred Stock (the “AA-4 Preferred”), Series AA-5 Convertible Preferred Stock (the “AA-5 Preferred”, and collectively with the AA Preferred, the AA-3 Preferred, the AA-4 Preferred, the AA-5 Preferred, the “Series AA Preferred”), originally issued to the holder pursuant to certain subscription agreements dated from April 19, 2023 to May 26, 2023; (ii) Series AAA Convertible Preferred Stock (the “AAA Preferred”), and Series AAA-2 Convertible Preferred Stock (the “AAA-2 Preferred”, and collectively with the AAA Preferred, the “Series AAA Preferred”), originally issued to the holder pursuant to certain subscription agreements dated from November 30, 2023 to December 22, 2023; and (iii) Series AAA Junior Convertible Preferred Stock (the “AAA Jr. Preferred”), Series AAA-2 Junior Convertible Preferred Stock (the “AAA-2 Jr. Preferred”), Series AAA-3 Junior Convertible Preferred Stock (the “AAA-3 Jr. Preferred”), and Series AAA- 4 Junior Convertible Preferred Stock (the “AAA-4 Jr. Preferred”, and collectively with the AAA Jr. Preferred, the AAA-2 Jr. Preferred, the AAA-3 Jr. Preferred, the “Junior Preferred”), originally issued to the holder pursuant to certain subscription agreements dated from June 25, 2024 to September 1, 2024.

The foregoing summary of the terms and conditions of the Exchange Agreement is qualified in its entirety by reference to the full text of such agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series B Preferred were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 3(a)(9) and Section 4(a)(2) of the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On September 12, 2025, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Series B COD”), designating 16,426 shares of Series B Preferred in connection with the entry into the Exchange Agreements.

Each share of Series B Preferred is convertible (i) at the sole discretion of the Company at any time, (ii) mandatorily on February 11, 2026, and/or (iii) at the option of the holder, each conversion method being subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series B COD, into such number of shares of the Common Stock, equal to the number of Preferred Stock to be converted, multiplied by the stated value of $1.00 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price equal to $7.00, subject to adjustment in the event of stock splits, stock dividends, and similar transactions).  Holders of Series B Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

The Series B Preferred Stock shall, with respect to distributions of assets and rights upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding-up of the Company rank senior to the Common Stock, the Series AA Preferred, the Series AAA Preferred, and Series AAA Jr. Preferred, but junior to any future series of Preferred Stock issued by the Company.

The foregoing summary of the terms and conditions of the Series B COD is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred
10.1	Form of Exchange Agreement by and between Super League Enterprise, Inc., and certain Preferred Stockholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: September 18, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer